Exhibit 10.8
FIRST AMENDMENT
TO
RED LION HOTELS CORPORATION
2008 EMPLOYEE STOCK PURCHASE PLAN
     THIS FIRST AMENDMENT is adopted effective as of January 1, 2010 (the “Amendment Date”), by RED LION HOTELS CORPORATION, a Washington corporation (the “Company”).
RECITALS
     A. The Company has adopted the Red Lion Hotels Corporation 2008 Employee Stock Purchase Plan (the “Plan”).
     B. The Company desires to amend the Plan in certain respects.
     NOW, THEREFORE, the Plan is hereby amended as follows:
     1. Section 9.2 of the Plan is hereby amended by adding the following at the end thereof:
In addition, the maximum number of shares of Common Stock that a Participant may purchase during any Purchase Period under the Plan is 10,000.
     2. Except as amended hereby, the Plan shall remain in full force and effect.
     IN WITNESS WHEREOF, this First Amendment has been executed as of the Amendment Date.

RED LION HOTELS CORPORATION
By	/s/ Anupam Narayan
Anupam Narayan
President and Chief Executive Officer